Exhibit 10.4

                   SECOND AMENDMENT TO 2003 STOCK OPTION PLAN
                              FOR OUTSIDE DIRECTORS
                           AND ADVISORY BOARD MEMBERS

      The following amendment to the 2003 Stock Option Plan for Outside Directors and Advisory Board Members (the "Plan") was adopted by the Board of Directors of UltraStrip Systems, Inc. on September 8, 2005.

      1.    Section 3(n) is deleted and replaced by the following:

      n. "FAIR MARKET VALUE" shall be determined as of the Grant Date and shall mean:

                  (i) the closing price of the Company's Common Stock appearing on a national securities exchange if the principal market for the Common Stock is such an exchange, or, if not listed or not the principal market, the closing price on The Nasdaq Stock Market ("Nasdaq").

                  (ii) if the Company's Shares are not listed on Nasdaq, then the closing price for its Common Stock as listed on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board (the "Bulletin Board"); or

                  (iii) if the Company's Common Stock is not listed on the Bulletin Board, then the average bid and asked price for the Company's Shares as listed in the National Quotation Bureau's "pink sheets;" or

                  (iv) if there are no listed bid and asked prices published in the pink sheets, then the fair market value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Company's Common Stock."

                  (v) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

      2.    Section 3(o) is deleted and replaced by the following:

      o. "GRANT DATE" means the last trading day prior to when an Option is granted.

      3. Section 5(a)(ii) shall be amended by adding the following at the beginning: "Except for discretionary grants by the Board or its Compensation Committee" and deleting "No."

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      4.    Section (6)(b) is deleted and replaced by the following:

      "b. Exercise Price. "The Option exercise price per Share shall be 100% of the Fair Market Value per Share on the Grant Date."

      5. Section (7)(a) shall be modified by inserting the following at the beginning of the second sentence: "Except for discretionary grants permitted by this Plan, all" and deleting "All."

      6. Section 15(a)(i)(2) shall be modified by inserting: "to the extent that Section (16)(c) has not been amended," at the beginning.

      7.    A new Section (16)(c) shall be added as follows:

      c. "Holding Period. No Common Stock may be sold for at least six months following the Grant Date of the underlying Option."